Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 *

In connection with the Annual Report of Bonanza One, Inc., (the “Company”), on Form 10-K for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), John Holcomb, the President, principal executive officer and principal financial officer of the Company, hereby certifies that, to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Periodic Report.

Date: October 11, 2010                                                                                     By: /s/ John Holcomb
John Holcomb
President (Principal Executive Officer and Principal Financial Officer)

*   This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.